Exhibit 99.1

INDEPENDENCE WATER GROUP

COMBINED FINANCIAL STATEMENTS

December 31, 2004

INDEPENDENCE WATER GROUP

FINANCIAL STATEMENTS

TABLE OF CONTENTS

PAGE (S)
BASIC FINANCIAL STATEMENTS

Independent Auditor’s Report	1

Combined Balance Sheet as of December 31, 2004	2

Combined Statement of Income and Retained Earnings For the Year Ended December 31, 2004	3-4

Combined Statement of Cash Flows for the Year Ended December 31, 2004	5

Notes to the Financial Statements	6-10

i

INDEPENDENT AUDITOR’S REPORT

To the Owners and Management of

Independence Water Group

We have audited the accompanying combined balance sheet of Independence Water Group as of December 31, 2004 and the related combined statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the combined financial position of Independence Water Group as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

David S. Hall, P.C.

Dallas, Texas

June 15, 2005

INDEPENDENCE WATER GROUP

Combined Balance Sheet

December 31, 2004

ASSETS
Current Assets
Cash and Cash Equivalents	$477

Total Current Assets	477

Fixed Assets
Machinery & Equipment	686,691
Vehicles	27,000
Office Equipment	10,087
Land	1,789,988
Less: Accumulated Depreciation	(294,829)

Total Fixed Assets	2,218,937

Other Assets
Capitalized Loan Costs	9,812
Less: Accumulated Amortization	(532)
Deposits Held in Trust	10,000

Total Other Assets	19,280

TOTAL ASSETS	$2,238,694

LIABILITIES AND EQUITY
Current Liabilities
Advances Held	$150,000
Current Maturities of Notes Payable	69,842

Total Current Liabilities	219,842

Long Term Liabilities
Notes Payable	2,485,419
Less Current Maturities of Notes Payable	(69,842)
Notes Payable-Shareholders & Members	985,895

Total Long Term Liabilities	3,401,472

Equity
Common Stock ($1 par value, 1000 shs authorized and outstanding)	1,000
Contributed Capital	1,000
Retained Earnings (Deficit)	(1,384,620)

Total Equity (Deficit)	(1,382,620)

TOTAL LIABILITIES AND EQUITY	$2,238,694

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE WATER GROUP

Combined Statement of Income and Retained Earnings

For the Year Ended December 31, 2004

REVENUES
Lease Income	$238,115
Sales	96,689

Total Revenues	334,804

COST OF SALES	50,500

GROSS PROFIT	284,304

OPERATING EXPENSES
Advertising	126
Auto & Truck Expense	144
Amortization Expense	491
Bank Charges	200
Contract Labor	13,508
Depreciation	103,398
Freight	265
Insurance	30,974
Interest Expense	171,025
Legal & Professional Fees	5,000
Licenses & Permits	2,475
Payroll Costs	4,257
Rent	11,975
Repairs and Maintenance	18,926
Supplies	2,930
Taxes	833
Utilities	4,697

TOTAL OPERATING EXPENSES	371,224

NET OPERATING INCOME (LOSS)	(86,920)

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE WATER GROUP

Combined Statement of Income & Retained Earnings (Continued)

For the Year Ended December 31, 2004

NET OPERATING INCOME (LOSS)	(86,920)
OTHER INCOME (EXPENSE)
Gain (Loss) on Sale of Assets	70,863

TOTAL OTHER INCOME (EXPENSE)	70,863

NET (LOSS) BEFORE INCOME TAXES	(16,057)
Provision for Income Taxes (Expense) Benefit	0

NET (LOSS)	$(16,057)
Beginning Retained Earnings (Deficit)	(1,368,563)

ENDING RETAINED EARNINGS (DEFICIT)	$(1,384,620)

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE WATER GROUP

Combined Statement of Cash Flows

For the Year Ended December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(16,057)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	103,398
Amortization	491
Decrease in Inventory	124,105
(Increase) in Deposits Held in Trust	(10,000)
(Decrease) in Cash Overdrafts	(9,721)
(Decrease) in Accounts Payable	(227,341)
Increase in Advances Held	150,000
(Decrease) in Accrued Liabilities	(11,851)

Net Cash Provided by Operating Activities	103,024

CASH FLOWS FROM INVESTING ACTIVITIES
None	0

Net Cash Provided by Investing Activities	0
CASH FLOWS FROM FINANCING ACTIVITIES
Note Payments	(59,580)
Note Additions-Members	96,788
Note Payments-Members	(140,000)

Net Cash (Used) by Financing Activities	(102,792)

NET INCREASE IN CASH AND CASH EQUIVALENTS	232

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	245

CASH AND CASH EQUIVALENTS AT END OF YEAR	$477

SUPPLEMENTAL DISCLOSURES
Cash Paid During the Year for Interest Expense	$171,025

The accompanying notes are an integral part of these financial statements.

INDEPENDENCE WATER GROUP

Notes to the Combined Financial Statements

December 31, 2004

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Company:

Independence Water Group (Company) is a management and holding company for property related to its primary operation as a bottler of spring water, located in the Appalachian mountain range of Virginia. The Company was formed in January, 2002 to purchase, hold and operate the property of the Grayson Springs Mountain facility and is located in Virginia.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles. Below is a summary of certain significant accounting policies selected by management.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting.

The financials statements combine the two entities which are under common control:

Independence Water Group, LLC

Grayson Springs Mountain Water, Inc.

All significant intercompany transactions have been eliminated.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less are stated at cost which approximates market value.

Inventory:

The Company maintains inventory of bottled water and uses the FIFO (First-in, First-out method). This method records cost of sales at the oldest pricing first. Additionally, inventory is stated at the lower of cost or market.

INDEPENDENCE WATER GROUP

Notes to the Combined Financial Statements

December 31, 2004

NOTE 1 – (CONTINUED)

Other Assets:

Loan fees are capitalized and amortized over 20 years on a straight-line basis.

Fixed Assets:

Equipment is stated at cost and depreciated over the estimated useful lives, ranging from five to seven years using the straight-line depreciation method. Repairs and maintenance are charged to expense as incurred. Depreciation expense for the year was $103,398.

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expenses for the year ended December 31, 2004 was $126.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 – EQUITY

The financial statements have been combined from the two entities, Independence Water Company, LLC and Grayson Springs Mountain Water, Inc. Therefore, the equity of the balance sheet includes the equity of the two combined entities. Grayson Springs is a corporation and is authorized to issue 1,000 common shares at a par value of $1 per share. These shares have full voting rights. At December 31, 2004, there were 1,000 shares outstanding. Independence Water Company, LLC is a limited liability company. Its equity interest is made up of members’ contributions and is classified as contributed capital on the balance sheet.

INDEPENDENCE WATER GROUP

Notes to the Combined Financial Statements

December 31, 2004

NOTE 3 – INCOME TAXES

Independence Water Company, LLC is a Limited Liability Company, and therefore, all income taxes accrue to the individual partners. Grayson Springs Mountain Water, Inc. is a C corporation but has no taxable income as of December 31, 2004, therefore no provision for income taxes or benefits have been made.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company has no leases or other commitments required to be disclosed.

Rent expense was $11,975 for the period ended December 31, 2004.

NOTE 5 – NOTES PAYABLE

Long-Term Debt at December 31, 2004 consisted of the following:

Note Payable to Grayson National Bank, Payable in monthly installments of $19,013, Bearing interest at 6.5%, due January 2004 through December 2023, collateralized by real estate and equipment	$2,485,419
Less Current Maturities	(69,842)

$2,415,577

Notes payable to members, payable on Demand, bearing interest at prime rate Upon collection, uncollateralized	$985,895

Totals	$3,401,472

INDEPENDENCE WATER GROUP

Notes to the Combined Financial Statements

December 31, 2004

NOTE 5 – (CONTINUED)

Future maturities of long-term debt for the years ending December 31 are as follows:

2005	$69,842
2006	74,299
2007	79,047
2008	84,102
2009 and After	3,164,024

Totals	$3,471,314

NOTE 6 – AFFILIATED ENTITIES

The financial statements combine the operations of Independence Water Group, LLC (IWG) and Grayson Springs Mountain Water, Inc (Grayson). The members of IWG own the shares of Grayson in the same proportion as their Independence member interests.

The following transactions have occurred between the two Companies:

Management Fees paid by IWG to Grayson	$3,500
Accounts Payable paid by IWG for Grayson	208,429
Inventory transferred to IWG	124,105

These transactions have been eliminated in the financial statements.

NOTE 7 – EMPLOYEE BENEFIT PLANS

The Company has no employee benefit plans as of December 31, 2004.

INDEPENDENCE WATER GROUP

Notes to the Combined Financial Statements

December 31, 2004

NOTE 8 – LEASING OF FACILITIES/MANAGEMENT AGREEMENTS

The Company entered into two separate management agreements with potential buyers wherein the Company leased its operating facility in return for payment of certain bills and mortgage payments. Therefore, the lease income on the income statement is derived from these agreements.

NOTE 9 – SALE OF COMPANY

On March 31, 2005, Universal Food & Beverage Company of Virginia (UFBC) completed the purchase from Independence Water Group, LLC (IWG) the assets of IWG’s water bottling business pursuant to the terms of an asset purchase agreement and real estate purchase agreement with IWG. The assets consisted of approximately 620 acres of forestland, certain water rights, a fully equipped and operational water bottling facility, ad distribution warehouse and a home.

The purchase price consisted of the following:

$650,000 cash, including a $150,000 advance deposit previously provided.

3,000,000 unregistered shares of UFBC stock, including 1,000,000 option shares in connection with the management agreement.

3,000,000 unregistered warrants of UFBC stock, including 1,000,000 warrants in connection with the management agreement, which are exercisable over three years at a price of $1.00 per share.

Proceeds/assumption and refinance of IWG’s mortgage note from a local bank.

Note payable to IWG in the amount of $850,000, which bears interest at a rate of 6% annually for the first six months and 12% thereafter, and is payable in full on March 31, 2006.